                                                                    Exhibit 99.1

                                     PROXY

         The undersigned (each a "Stockholder" and collectively, the "Stockholders"), being the record and beneficial owner of an aggregate of Fifteen Million, Seven Hundred Forty Three Thousand, Twelve (15,743,012) shares (the "Shares") of common stock, $.05 par value, of NATIONAL AUTO CREDIT, INC. (the "Corporation"), a corporation organized and existing under the laws of the State of Delaware, do each hereby constitute and appoint Ernest C. Garcia II ("Garcia") as each Stockholder's true and lawful attorney, for the Stockholder and in the Stockholder's name, place and stead, to vote in Garcia's sole discretion as the Stockholder's sole proxy all of the Shares owned or controlled by the Stockholder in connection with any matter which may be taken by the stockholders of the Corporation at any annual or special meeting (or by written consent in lieu thereof), including, without limitation, with respect to any amendment to the Certificate of Incorporation or Bylaws of the Corporation or the election and or removal of the directors of the Corporation; provided, however, that (i) the foregoing grant of proxy shall not be effective with respect to any merger, consolidation, combination, disposition or sale of assets of the Corporation, and (ii) the foregoing grant of proxy is effective for the purpose set forth herein only and may be revoked at any time (but not for actions which have already been voted on) by the Stockholder in his sole discretion upon written notice by facsimile, regular or overnight mail to Garcia at 2525 East Camelback Road, Suite 1150, Phoenix, Arizona 85016, facsimile number: (602)522-3159. Any such communications will be effective upon the earlier of (i) actual receipt by Garcia, (ii) the date shown on the return receipt of such mailing, or (iii) three days after deposit in the mail.
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         DATE:                   , 1999
              ------------------

                                             ----------------------------------
                                             Sam J. Frankino


State of                )
         -------------  ) ss.
County of               )
          -------------

         I, a Notary Public in and for the jurisdiction aforesaid, do hereby satisfy that Sam J. Frankino personally appeared before me in said jurisdiction and, being personally well known to me (or satisfactorily proven), did subscribe, swear and acknowledge the foregoing instrument and did acknowledge to me that he executed such document as his free act and deed.

         Subscribed and sworn to before me this      day of            , 1999.
                                                ----        -----------


                                            By:
                                              --------------------------------
                                                 Notary Public

                                            Print Name:
                                                       -----------------------
                                            My Commission Expires:
                                                                 -------------

  DATE:                    , 1999
       -------------------
                                            Samuel J. and Connie M. Frankino
                                            Charitable Foundation


                                             By:
                                                -------------------------------
                                             Its:
                                                -------------------------------

State of                             )
         -------------               ) ss.
County of                            )
         ----------------

         I, a Notary Public in and for the jurisdiction aforesaid, do hereby satisfy that Sam J. Frankino personally appeared before me in said jurisdiction and, being personally well known to me (or satisfactorily proven), did subscribe, swear and acknowledge the foregoing instrument and did acknowledge to me that he executed such document as his free act and deed.

         Subscribed and sworn to before me this      day of              , 1999.
                                                ----        -------------


                                            By:
                                                -------------------------------
                                                Notary Public

                                            Print Name:
                                                       -----------------------
                                            My Commission Expires:
                                                                  -------------

  DATE:                    , 1999
       -------------------


                                         Corrine L. Dodero Trust for the Arts &
                                         Sciences



                                         By:
                                            -------------------------------
                                         Its:
                                             -------------------------------

State of                             )
         -------------               ) ss.
County of                            )
         ----------------

         I, a Notary Public in and for the jurisdiction aforesaid, do hereby satisfy that Sam J. Frankino personally appeared before me in said jurisdiction and, being personally well known to me (or satisfactorily proven), did subscribe, swear and acknowledge the foregoing instrument and did acknowledge to me that he executed such document as his free act and deed.

         Subscribed and sworn to before me this      day of             , 1999.
                                                ----        ------------


                                            By:
                                                -------------------------------
                                                Notary Public

                                            Print Name:
                                                       -----------------------
                                            My Commission Expires:
                                                                  -------------